Press Release

For Further Information:
KRATON Polymers LLC
Analyst and Media: Shari Mattern 832-204-5998

KRATON ANNOUNCES THIRD QUARTER 2005 EARNINGS

Total Revenue Increases 31% versus Third Quarter 2004

Gross Profit and Net Income Improve

HOUSTON, TX. – November 11, 2005 – Polymer Holdings LLC (Holdings), parent company of KRATON Polymers LLC (KRATON) announces its financial results for the third quarter 2005. Holdings’ Total Revenues for the quarter were $276.5 million compared to $211.2 million in the comparable period of 2004, an increase of 31%. This improvement was primarily driven by an increase in average selling prices and an increase in sales volume. Holdings’ Net Income for the quarter was $1.0 million, compared with a loss of $6.0 million in the comparable period of 2004.

Holdings’ Gross Profit for the third quarter increased over $18.4 million or 57% million to $50.5 million, as compared to $32.1 million in the comparable period of 2004. After adjusting for period to period differences in the amortization of the step-up in inventory value related to the acquisition of the company in December 2003, the improvement in gross profit was $12.0 million. Holdings ended the quarter with $71.6 million in cash and cash equivalents, an increase of $25.2 million from December 31, 2004 and $53.2 million from June 30, 2005.

KRATON, the operating subsidiary of Holdings had Net Income for the quarter of $3.4 million as compared with a loss of $6.0 million in the comparable period of 2004. At the end of the third quarter 2005, Last Twelve Months (LTM) Adjusted Bank Covenant EBITDA, a measure used to determine compliance with KRATON’s debt covenants, totaled $116.2 million, an increase of $6.7 million from the comparable period of 2004. A reconciliation of KRATON’s EBITDA and Adjusted Bank Covenant EBITDA to Net Income or Net Loss, as applicable, is attached.

“KRATON had another strong quarter, despite the impact of Hurricanes Katrina and Rita and continuing increases in raw material costs,” said George Gregory, Chief Executive Officer and President. “Our efforts to drive profitable growth, while carefully managing costs and inventory levels are paying off. Our enhanced liquidity gives us the confidence to continue to invest in the innovation and growth required to meet the future needs of our customers.”

Other Business Highlights:

• Quarterly sales volumes totaled 104 kT.
• Inventory volumes dropped by 22% for the quarter, increasing turns and improving liquidity.
• KRATON announced the plans to construct a 1,500 dry metric ton polyisoprene latex plant, located in Paulinia, Brazil. This investment will double its’ global supply capability of KRATON polyisoprene latex. KRATON polyisoprene latex is a unique synthetic alternative to natural rubber latex for dipped goods and various specialty products.
• KRATON also announced plans to add ten kilotons of KRATON D, SBS production capacity at its’ Belpre, Ohio plant.

Mr. Gregory added, “Looking forward, while raw material costs and supply of selected raw materials continue to challenge us, we remain optimistic about our ability to manage through these challenges, to continue to grow our business, and to deliver solid financial results.”

KRATON has scheduled an investor and analyst conference call for November 14, 2005 to discuss the results of today’s earnings announcement. The call will begin at 1:00 p.m. central time, 2:00 p.m. eastern time. You may listen to the analyst conference call by telephone by contacting the conference call operator 5-10 minutes prior to the scheduled start time and asking for the “Earnings Conference Call”. US Dial-In #: (800) 369-1733. International Dial-In #: (517) 308-9001. For those unable to listen to the live call, a replay will be available 24 hours a day beginning at approximately 6:00 p.m. CT November 14th through 11:00 p.m. CT on November 28th. To hear a telephonic replay of the call, dial 800-666-0214 or 203-369-3308 for international callers.

About KRATON

KRATON Polymers LLC is a premier, global specialty chemicals company and is the world’s largest producer of styrenic block copolymers (“SBCs”), a family of products whose chemistry was pioneered by KRATON over forty years ago. SBCs enhance the performance of applications including adhesives, sealants, asphalt and bitumen modification, packaging, compounding and personal hygiene products. KRATON has the leading position in nearly all of its core markets and is the only producer of SBCs with global manufacturing capability. Its production facilities are located in the United States, The Netherlands, Germany, France, Brazil and Japan.

Polymer Holdings LLC (Holdings) is the parent company of KRATON Polymers LLC and has no material assets other than its investment in KRATON. Holdings also has outstanding indebtedness, consisting of its 12% Discount Notes. Financial information for Holdings is therefore identical to that of KRATON, except with respect to interest expense, tax provisions, net income and total debt.

Forward Looking Statements

This press release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. In this press release, forward-looking information relates to covenant compliance, pricing trends, cost savings, production rates and other similar matters. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the chemical industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability and cost of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, the timing and cost of planned capital expenditures, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

Polymer Holdings LLC

Consolidated Statements of Operations

(In thousands of U.S. dollars)

(Unaudited)

	Quarter Ended	Quarter Ended
	September 30, 2005	September 30, 2004
Revenues:		(Restated)
Sales	$269,017	$209,407
Other	7,457	1,840

Total revenues	276,474	211,247
Costs and expense:
Costs of goods sold	225,945	179,186

Gross profit	50,529	32,061
Research and development expenses	6,700	5,530
Selling, general, and administrative expenses	19,130	16,467
Depreciation and amortization of identifiable intangibles	11,548	11,185
Earnings in joint venture	(182)	11
Interest, net	11,746	11,722

Income (loss) before income taxes	1,587	(12,854)
Income tax (provision) benefit	(633)	6,848

Net income (loss)	$954	$(6,006)

Polymer Holdings LLC

Consolidated Balance Sheets

As of September 30, 2005 and December 31, 2004

(In thousands of U.S. dollars)

	September 30,	December 31,
	2005	2004
Assets	(Unaudited)	(Restated)

Current assets:
Cash and cash equivalents	$71,550	$46,357
Receivables, net of allowances of $884 and $750	150,612	120,596
Inventories of products	191,303	211,076
Inventories of materials and supplies	9,412	8,778
Other current assets	17,495	10,381

Total current assets	440,372	397,188
Property, plant, and equipment, less accumulated depreciation	395,453	424,333
Identifiable intangible assets	103,809	109,694
Investment in joint venture	10,539	10,753
Deferred financing costs	14,999	16,799
Other long-term assets	9,014	8,646

Total assets	$974,186	$967,413

Liabilities and Member’s Equity

Current liabilities:
Current portion of long-term debt	$2,680	$2,680
Accounts payable—trade	64,853	79,968
Other payables and accruals	50,269	40,059
Due to related parties	11,937	14,471
Deferred income taxes	1,240	1,240
Insurance bond payable	1,380	–

Total current liabilities	132,359	138,418
Long-term debt, net of current portion	562,970	556,335
Deferred income taxes	27,020	24,513
Long-term liabilities	29,317	25,629

Total liabilities	751,666	744,895

Commitments and contingencies

Member’s equity:
Common equity	219,779	200,528
Accumulated other comprehensive income	2,741	21,990

Total member’s equity	222,520	222,518

Total liabilities and member’s equity	$974,186	$967,413

KRATON Polymers LLC

Consolidated Statements of Operations

(In thousands of U.S. dollars)

(Unaudited)

	Quarter Ended	Quarter Ended
	September 30, 2005	September 30, 2004
Revenues		(Restated)
Sales	$269,017	$209,407
Other	7,457	1,840

Total revenues	276,474	211,247
Costs and expense
Costs of goods sold	225,945	179,186

Gross profit	50,529	32,061
Research and development expenses	6,700	5,530
Selling, general, and administrative expenses	19,130	16,467
Depreciation and amortization of identifiable intangibles	11,548	11,185
Earnings in joint venture	(182)	11
Interest, net	8,683	11,722

Income (loss) before income taxes	4,650	(12,854)
Income tax (provision) benefit	(1,268)	6,848

Net income (loss)	$3,382	$(6,006)

KRATON Polymers LLC

Consolidated Balance Sheets

As of September 30, 2005 and December 31, 2004

(In thousands of U.S. dollars)

	September 30, 2005	December 31, 2004
Assets	(Unaudited)	(Restated)

Current assets:
Cash and cash equivalents	$71,550	$46,357
Receivables, net of allowances of $884 and $750	150,612	120,596
Inventories of products	191,303	211,076
Inventories of materials and supplies	9,412	8,778
Other current assets	17,495	10,381

Total current assets	440,372	397,188
Property, plant, and equipment, less accumulated depreciation of $57,654 and $38,086	395,453	424,333
Identifiable intangible assets, less accumulated amortization of $13,887 and $8,002	103,809	109,694
Investment in joint venture	10,539	10,753
Deferred financing costs	13,275	14,973
Other long-term assets	9,014	8,646

Total assets	$972,462	$965,587

Liabilities and Member’s Equity

Current liabilities:
Current portion of long-term debt	$2,680	$2,680
Accounts payable—trade	64,853	79,968
Other payables and accruals	50,269	40,059
Due to related parties	11,937	14,471
Deferred income taxes	1,240	1,240
Insurance bond payable	1,380	–

Total current liabilities	132,359	138,418
Long-term debt, net of current portion	460,653	462,663
Deferred income taxes	30,723	25,184
Long-term liabilities	29,317	25,629

Total liabilities	653,052	651,894

Commitments and contingencies (note 5)

Member’s equity:
Common equity	316,669	291,703
Accumulated other comprehensive income	2,741	21,990

Total member’s equity	319,410	313,693

Total liabilities and member’s equity	$972,462	$965,587

KRATON Polymers LLC
LTM Bank Adjusted EBITDA
(In thousands of U.S. dollars)

			9 Mos ended 9/30/04	12 Mos ended 9/30/04
	FYE 12/31/03	9 Mos ended 9/30/03	(Restated)	(Restated)
Net income (loss)	$7,804	$20,588	$(23,919)	$(36,703)
Income tax (provision) benefit	1,660	6,373	(15,332)	(20,045)
Interest, net	58,099	23,883	27,719	61,935
Depreciation and amortization of identifiable intangibles	26,736	20,371	31,849	38,214

Financial Statement EBITDA (1)	94,299	71,215	20,317	43,401
Further Adjustments to EBITDA (2)
Sponsor fees and expenses				2,175
Plant turnaround costs				4,203
Legal and merger related costs associated with prospective and actual transactions				496
Increase in cost of goods sold related to inventory step-up in the period from December 23				34,168
Fire repairs				1,000
Severance related restructuring charges				2,100
Specific cost savings expenses				5,874
Other nonrecurring items				1,367
Specified other restructuring charges				1,700
Other noncash items reducing Consolidated Net Income (non-cash charge related to inventory reduction)				12,991

Adjusted Bank Covenant EBITDA (3)				$109,475

	FYE 12/31/04	9 Mos ended 9/30/04		12 Mos ended 9/30/05
	(Restated)	(Restated)	9 Mos ended 9/30/05	(Restated)
Net income (loss)	$(35,821)	$(23,919)	$24,556	$12,654
Income tax (provision) benefit	(18,973)	(15,332)	9,189	5,548
Interest, net	38,963	27,719	25,833	37,077
Depreciation and amortization of identifiable intangibles	42,630	31,849	33,760	44,541

Financial Statement EBITDA (1)	26,799	20,317	93,338	99,820
Further Adjustments to EBITDA (2)
Sponsor fees and expenses				1,878
Plant turnaround costs				2,464
Increase in cost of goods sold related to inventory step-up in the period from December 23				4,265
Fire repair expenses, net of insurance proceeds				77
Other nonrecurring items				1,009
Specified other restructuring charges				4,729
Other noncash items reducing Consolidated Net Income (non-cash charge related to inventory reduction)				1,929

Adjusted Bank Covenant EBITDA (3)				$116,171

(1) The EBITDA measure is used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because all companies do not use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

(2) These adjustments are made pursuant to the Credit and Guaranty Agreement, dated December 23, 2003, as amended as of March 4, 2004 and as of October 21, 2004, among KRATON Polymers LLC, as Borrower, Polymer Holdings LLC, certain subsidiaries of KRATON Polymers LLC, as Guarantors, various lenders, Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Lead Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, UBS AG, Stanford Branch, as Administrative Agent and Collateral Agent (the “senior secured credit facility”).

(3) Adjusted Bank Covenant EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the senior secured credit facility. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted Bank Covenant EBITDA are appropriate to provide additional information to investors to demonstrate compliance with the financing covenants contained in the senior secured credit facility.